WINTER SPORTS, INC.
                                 P.O. BOX 1400
                            WHITEFISH, MONTANA 59937


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 12, 1999



     The annual meeting of the shareholders of Winter Sports, Inc. will be held at The Big Mountain in the Alpine Lodge Building, approximately 8 miles North of Whitefish, Montana, on Tuesday, October 12, 1999 at 5:45 p.m. for the following purposes:

     1. To elect a board of nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     2.  To ratify the selection of independent accountants.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.


     The board of directors has fixed the close of business on September 3, 1999 as the record date for determining those shareholders who shall be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

     Nominees for directors are set forth in the enclosed Proxy Statement.
     We urge you to mark, sign, date and return the proxy enclosed with this notice at your earliest convenience. If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.


                              By order of the Board of Directors

Dated at Whitefish, Montana
September 14, 1999            /s/ Sandra K. Unger

                              Sandra K. Unger
                              Corporate Secretary




                              WINTER SPORTS, INC.
                                 P. O. BOX 1400
                              WHITEFISH, MT 59937

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 12, 1999


     The proxy accompanying this Proxy Statement is solicited by the board of directors of Winter Sports, Inc. (the `Company'') for use at the annual meeting of shareholders to be held on Tuesday, October 12, 1999 at 5:45 p.m. local time, in the Alpine Lodge Building, Big Mountain Ski and Summer Resort, and any adjournment thereof. All properly executed and returned proxies will be voted in accordance with the instructions specified thereon. Unless otherwise directed, it will be voted (i) for election of all of the nominees for election to the Company's board of directors, with the votes evenly distributed among the nominees listed in this Proxy Statement, and (ii) for ratification of the selection of Jordahl & Sliter PLLC as the Company's independent accountants. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting or prevent voting in person. A proxy is revocable at any time before it is exercised by notifying the secretary of the Company in writing at the address shown above.

     Only shareholders of record at the close of business on September 3, 1999 are entitled to notice of and to vote at the annual meeting of shareholders. Shareholders who withhold or abstain from voting and broker non-votes are counted for purposes determining the presence or absence of a quorum.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent to shareholders was September 14, 1999.

                             ELECTION OF DIRECTORS

     A board of directors consisting of nine directors will be elected at the annual meeting, and will hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION

     The names and ages of nominees, the years they became directors, their principal occupations for the past five years and certain other information are as follows:

     CHARLES R. ABELL, age 60, has been a director since 1992. He has been president/CEO of the Whitefish Credit Union, Whitefish, Montana since 1967 and is a Whitefish native. He is a business graduate of the University of Montana with emphasis on marketing and finance. Mr. Abell is a past member of the Whitefish City-County Planning Board, Flathead Basin Commission and Lakeshore Preservation Committee. He is past chairman of the Whitefish School Board, North Valley Hospital Board and Rotary Club president. He presently serves as a member of the Whitefish Chamber of Commerce and also serves as a director of Big Mountain Development Corporation.

     BRIAN T.(TIM) GRATTAN, age 61, has been a director since 1981. He has owned and managed a real estate development company in Whitefish, Montana since 1971, and is the developer and a general partner of Grouse Mountain Lodge in Whitefish. He is a director of the Glacier Park International Airport Board, a director of Big Mountain Development Corporation and general manager of Big Mountain Sewer District. Mr. Grattan is past chairman of the board of the Montana Chamber of Commerce.

     DENNIS L. GREEN, age 52, has been a director since 1986 and is Chair of the Board of Directors. He has been the president of Dasen Company and Flathead County Title Company since 1986, and president and general manager of Budget Finance since 1975. He is chapter chairman of the Northwest Chapter of the American Red Cross, president of Montana Consumer Finance Association and is a director and vice president of Big Mountain Development Corporation. Mr. Green is also past president of Evergreen Bancorporation and a former director of First National Bank of Whitefish and First National Bank of Eureka.

     CHARLES P. GRENIER, age 50, has been a director since 1997. He has been an executive vice president of Plum Creek Timber Company, L.P., of Columbia Falls, Montana, since 1994, and served as its Vice President - Rocky Mountain Region from 1989 until 1994. Mr. Grenier is a director of Plum Creek Timber Company, Inc. and also serves on the board of the University of Montana Foundation, APA - The Engineered Wood Association, and the Montana Nature Conservancy.

     JERRY J. JAMES, age 52, has been a director since 1997. He has been the president of the Kalispell Bank of First Interstate Bancsystem of Montana, Inc. since 1992. He served as executive vice president of First Interstate Bank of Wyoming from 1985 until 1992. Mr. James serves as a board member for the Kalispell Development Corp. and the Red Cross and is a past board members of the Montana Bankers Association, Big Brothers/Sisters, the Whitefish Rotary Club and the Bulldog Booster Club.

     MICHAEL T. JENSON, age 51, has been a director since 1995. He has been the owner of the Whitefish Gallery and Jenson Studio in Whitefish, Montana, for 23 years and currently serves as Mayor for the City of Whitefish. Mr. Jenson previously served as a member of the board of directors of Flathead Valley Community College, and is a past member of the Whitefish City-County Planning and Zoning Board.

     DARREL R.(BILL) MARTIN, age 75, has been a director since 1957. He is the president of Manions, a lease and rental company in Kalispell, Montana. He served as executive director of Flathead Convention and Visitors Association in the Flathead Valley from September, 1987 until August, 1993 and previously served as president and chairman of Winter Sports, Inc. He previously served as a director of Glacier Bancorp, Inc., a bank holding company, and Glacier Bank, its operating bank subsidiary. Mr. Martin also serves as a director of Big Mountain Development Corporation.

     MICHAEL J. MULDOWN, age 54, has been a director since 1993. He has owned and managed the Allstate Insurance Agency in Whitefish, Montana since May, 1990. Mr. Muldown is a Whitefish native, former ski patrolman and avid skier.

     CALVIN S. ROBINSON, age 79, has been a director since 1983. He is of counsel with the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P. (formerly Murphy, Robinson, Heckathorn and Phillips, P.C.). He was a partner of that firm from 1951 until 1990. Mr. Robinson is a Fellow of the American College of Trust and Estate Counsel and a member of the board of directors of Semitool, Inc. Mr. Robinson is a former member of the board of Montana Environmental Quality Council, the board of the Montana Chamber of Commerce, the Montana Board of Housing, the State Board of Education, Board of Regents and the Montana Revenue Estimating Council.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

CUMULATIVE VOTING; USE OF PROXIES

     In voting for directors, a shareholder is entitled to nine votes for each share of common stock held. A shareholder may cast votes evenly for all directors, may accumulate such votes and cast them all for one nominee or distribute votes among two or more nominees. Each director is elected by a plurality of the votes cast with respect to the election of such director. Any shares not voted (whether by abstention, broker non-vote or vote withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.

     The proxy which accompanies this Proxy Statement provides for the following three methods of voting:

     1. If you check the box `FOR ALL NOMINEES'' your votes will be evenly distributed among the nominees.
     2. If you check the box `WITHHOLD VOTES FROM ALL NOMINEES'' your shares will not be voted in the election of directors; however, your shares will be counted toward a quorum and will be voted on any other business that may properly come before the meeting in the discretion of the proxy holders.
     3. If you check the box `WITHHOLD VOTES FROM ONE OR MORE INDIVIDUAL NOMINEES''and strike out the name of one or more of the nine nominees, your votes will be evenly cast for remaining nominees. For example, if you own 100 shares and you check this box, and strike out the names of two nominees, your 900 votes would be evenly distributed among the other seven nominees.

     If you wish to cast or accumulate your votes in a manner other than one of the three methods described above, you must attend the meeting in person or designate some other person to act as your proxy BY USE OF A WRITTEN PROXY OTHER THAN THE PROXY WHICH IS ENCLOSED WITH THIS PROXY STATEMENT.

     The Company's By-Laws provide that nominations for election to the board of directors may be made by the board of directors, by a nominating committee appointed by the board of directors, or by any shareholder entitled to vote for the election of directors. Nominations other than those made by the board of directors or its nominating committee are to be in writing and must be delivered or mailed to the president of the Company not less than fifteen (15) days, nor more than fifty (50) days, prior to the annual meeting of shareholders. If any of the nominees become unavailable for election for any presently unforeseen reason, the discretionary authority provided in the proxy will be exercised to vote for any alternate nominee who may be designated by the board of directors.

BOARD COMMITTEES

     The Audit Committee members are Charles R. Abell, Dennis L. Green, Brian T.
(Tim) Grattan, Jerry J. James and Michael T. Jenson.  Michael J. Collins, Thomas
E. Cullen and Joann M. Gould also attended audit committee meetings. The Audit Committee held five meetings during the fiscal year ended May 31, 1999. Functions of the Audit Committee include annually recommending an independent auditor, and receiving and reviewing the reports submitted by them. The Audit Committee also determines the duties and responsibilities of the internal accounting staff, and receives and reviews reports submitted by the internal staff.

     The Incentive/Compensation Committee members are Dennis L. Green, Michael
J. Muldown, Calvin S. Robinson, Charles P. Grenier and Darrel R. (Bill) Martin. Functions of the Incentive/Compensation Committee include negotiations and approval of executive employment agreements and periodic executive performance evaluations. During fiscal year 1999, no meetings were held by the Incentive/Compensation Committee.

     Members of the Executive Committee are Dennis Green, Darrel R. (Bill) Martin, Michael T. Jenson, Jerry J. James and Brian T. (Tim) Grattan. The Executive Committee held four meetings during the fiscal year ended May 31, 1999.

     Members of the Nominating Committee are Dennis L. Green, Calvin S. Robinson, Michael J. Muldown, Charles P. Grenier, Michael T. Jenson. No meetings were held by the Nominating Committee during the fiscal year ended May 31, 1999.

     Shareholders may submit nominations for the board of directors by making such nominations in writing to be delivered or mailed to the president of the Company, not less than fifteen (15) days nor more than fifty (50) days prior to the annual meeting of shareholders.

MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended May 31, 1999, the board of directors held 10 meetings. During their term in office all directors attended 75% or more of the total number of the meetings of the board of directors and all committees of the board of directors on which a director served, with the exception of Brian T. Grattan (attended 90% of the Board Meetings; 56% of the Committee meetings), Jerry J. James (attended 70% of the Board Meetings; 40% of the Committee Meetings), Michael T. Jenson (attended 90% of the Board Meetings; 56% of the Committee Meetings) and Calvin S. Robinson (attended 60% of the Board Meetings; no Committee Meetings on which he served were held).

DIRECTORS' COMPENSATION
     Directors who are not employees of the Company received an annual fee of $6,500 during fiscal year 1999. Directors are paid on a pro rata basis for the months they serve as a director of the Company during each fiscal year.


                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The only voting securities of the Company are shares of common stock, of which there were 1,008,368 shares outstanding as of September 3, 1999. Each share is entitled to one vote, except that cumulative voting is permitted in the election of directors.

     To the Company's knowledge, the following were the only beneficial owners of 5% or more of the outstanding common stock of the Company as of September 3, 1999. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                           SHARES OF                  PERCENTAGE OF
NAME AND ADDRESS          COMMON STOCK             SHARES OUTSTANDING
----------------          ------------             ------------------

Dennis L. Green
P. O. Box 188
Kalispell MT 59903          227,879 (1)                   22.6%

Richard A. Dasen and
  Susan D. Dasen
400 West Valley Drive
Kalispell MT 59901          225,664 (2)                   22.4%

Budget Finance
P. O. Box 22
Kalispell MT 59903          225,371 (1)(2)                22.4%

Jerome T. Broussard
P. O. Box 428
Whitefish MT 59937           86,964                        8.6%

Michael J. Collins
P. O. Box 4026
Whitefish MT 59937           56,310 (3)                    5.5%

Darrel R. Martin and
  Patricia E. Martin
1429 Highway 2 West
Kalispell MT 59901           50,053                        5.0%


(1) Mr. Green owns 1,421 shares and shares investment and voting power with respect to 738 shares held by a Trust of which Mr. Green is a Co-Trustee. Mr. Green also shares investment and voting power with respect to 225,371 shares owned by Budget Finance, a wholly owned subsidiary of Dasen Company. Mr. Green is a stockholder, a director and president of Dasen Company and is president of Budget Finance. Also includes 349 shares held by a son.

(2) Mr. and Mrs. Dasen own 293 shares directly and share investment and voting power with respect to 225,371 shares owned by Budget Finance, a wholly owned subsidiary of Dasen Company. Mr. and Mrs. Dasen are the controlling shareholders of Dasen Company.

(3) Includes 12,000 shares subject to options granted to Mr. Collins pursuant to an employment agreement.

                            OWNERSHIP OF MANAGEMENT

     The following table sets forth as of September 3, 1999 as to the number of shares of common stock owned by (i) each director and nominee, (ii) the executive officers named in the Summary Compensation Table and (iii) all directors and executive officers named in the Summary Compensation Table as a group. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                    AMOUNT & NATURE
                                    OF BENEFICIAL
                                    OWNERSHIP AS OF        % OF SHARES
NAME OF BENEFICIAL OWNER            SEPTEMBER 3, 1999      OUTSTANDING
------------------------            -----------------      -----------


Charles R. Abell                          13,804               1.4%

Brian T. (Tim) Grattan                    13,793               1.4%

Dennis L. Green                          227,879 (1)          22.6%

Charles P. Grenier                         1,000                *

Jerry J. James                               100                *

Michael T. Jenson                         19,938 (2)           2.0%

Darrel R. (Bill) Martin                   50,053               5.0%

Michael J. Muldown                         2,800                *

Calvin S. Robinson                           691                *

Michael J. Collins                        56,310 (3)           5.5%

All directors and executive
officers as a group (10 persons)         386,368 (4)          37.9%

* Less than 1%

(1) Mr. Green directly owns 1,421 shares and shares investment and voting power with respect to 225,371 shares which are owned by Budget Finance, a wholly-owned subsidiary of Dasen Company. Mr. Green is a stockholder, a director and president of Dasen Company and is president of Budget Finance. Mr. Green also shares investment and voting power with respect to 738 shares held by a Trust of which Mr. Green is Co-Trustee. Also includes 349 shares owned by a son.

(2) Mr. Jenson shares voting power with respect to 19,754 shares held in a Trust.

(3) Includes 12,000 shares subject to options granted to Mr. Collins pursuant to an employment agreement.


                            OFFICERS OF THE COMPANY

     MICHAEL J. COLLINS, age 47, was appointed president and chief executive officer of the Company in August, 1988. Mr. Collins was formerly employed in the planning and construction of the Nakiska Ski Area, Calgary, Alberta, as well as serving as venue manager of operations during the 1988 Winter Olympics. Prior to Calgary, Mr. Collins worked for the Aspen Ski Corporation as an area planner and construction manager. Mr. Collins serves as president of Big Mountain Water Company, president of Big Mountain Sewer District, president of Kintla Lodge Condominium Association and is president and chairman of the board of Big Mountain Development Corporation. From 1992 until 1994 Mr. Collins was on the Advisory Council for the Federal Reserve Bank, Ninth District, in Minneapolis, Minnesota.

     MICHELE REESE, age 49, was hired as vice president of Guest Services, Marketing and Communications in December, 1997 and was elected executive vice president in November, 1998. Ms. Reese served as senior vice president of marketing and sales for the Disneyland Resort in Anaheim, California from 1994 until 1997 and served as executive vice president of marketing and sales at Universal Studios Hollywood from 1993 until 1994. Ms. Reese is the owner and president of Beargrass Marketing of Whitefish, Montana, and worked as a consultant for the Company in 1994. She is vice chairman of the TIA Foundation, a member of the USA Marketing Counsel and was named as a commissioner of the California Tourism Marketing Council in 1997. Ms. Reese was recently appointed by Governor Racicot to serve a three year term on the Travel Advisory Council for Montana.

     THOMAS E. CULLEN, age 40, was elected treasurer of the Company in October, 1996 and serves as director of Finance, Accounting and Administration for Winter Sports, Inc. From 1989 until 1993, Mr. Cullen served as the controller for Applied Information Services, Inc. of Whitefish, Montana, an electronic publishing company. Mr. Cullen also serves as treasurer of Big Mountain Development Corporation, treasurer of Big Mountain Resort Reservations, secretary-treasurer of Big Mountain Water Company and is a member of the board of directors of Kintla Lodge Condominium Association.

     JOANN M. GOULD, age 41, was appointed controller of the company in October, 1996, and is manager of General Accounting. She served as staff accountant from 1989 until 1994. From 1987 until 1989, Ms. Gould was employed as a senior internal auditor for Western Farm Credit Banks of Sacramento, California. Ms. Gould has been a director and treasurer of Summit House Restaurant & Bar, Inc. since 1993 and is a member of the board of Kintla Lodge Condominium Association. She is a 1983 graduate of the University of Montana and is a member of the American Institute of CPAs, the Montana Society of CPAs, Institute of Internal Auditors and the Institute of Management Accountants. Ms. Gould is serving on the board of directors of Leadership Flathead for 1999-2000.

     SANDRA K. UNGER, age 58, was appointed corporate secretary in October, 1996, and is manager of corporate administration. She served as assistant corporate secretary from 1985 until 1996 and has been an employee of The Big Mountain since 1962. Mrs. Unger is a director and secretary of Summit House Restaurant & Bar, Inc. She previously served as a member of the board of directors of the Whitefish Credit Union and as secretary of Big Mountain Sewer District.

     All officers are elected at the annual meeting of the board of directors immediately following the annual meeting of shareholders and serve at the pleasure of the board of directors. However, the Company has entered into employment agreements with Mr. Collins and Ms. Reese, which are described under `Compensation of Executive Officers - Employee Agreements'' below.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer. No other executive officers serving at the end of fiscal year 1999 received compensation exceeding $100,000.


                           SUMMARY COMPENSATION TABLE


    NAME AND              FISCAL        COMPENSATION
PRINCIPAL POSITION         YEAR         SALARY ($)(1)
------------------         ----         -------------

Michael J. Collins         1999           $105,283
 President and Chief       1998           $105,007
 Executive Officer         1997           $103,606

(1)   Includes amounts paid pursuant to the Company's 401(k)Retirement Plan.


EMPLOYMENT AGREEMENTS

     MICHAEL J. COLLINS -- The Company entered into an employment agreement effective August 1, 1996 with Michael J. Collins for a term of employment ending on July 31, 2000, pursuant to which he serves as the Company's president and general manager. In addition to providing for an annual salary, the employment agreement provides for a performance-based cash bonus. The performance criteria for awarding a bonus is determined by a formula based upon the Company's income before taxes in each fiscal year. No cash bonus was awarded for fiscal year ended May 31, 1999. The Company may terminate the employment agreement and is required to pay six months' salary in the event of termination.

     MICHELE REESE -- The Company entered into an employment agreement effective December 22, 1997 with Michele Reese for a term of employment ending on December 21, 2000, pursuant to which she serves as the Company's vice president of marketing, guest services and communications. In addition to providing for an annual salary, the employment agreement provides for a performance-based cash bonus based upon certain criteria in financial, planning and staff management in each employment year. No cash bonus was awarded for fiscal year ended May 31, 1999. The Company may terminate the employment agreement and is required to pay six months' salary in the event of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company entered into a $3.9 million loan agreement in 1998 for construction of the Kintla Lodge project with the Whitefish Credit Union. The balance remaining on this loan as of May 31, 1999 was $1,006,874. Charles R. Abell, a director of the Company, is the president and chief executive officer of the Whitefish Credit Union.


              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (`SEC'') initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during the last fiscal year all officers, directors and greater than 10% beneficial owners have complied with the Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

     The Company's Board of Directors appointed Jordahl & Sliter PLLC to serve as the Company's independent accountants for the fiscal year ended May 31, 1999. Jordahl & Sliter PLLC has served since 1980 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's board of directors of Jordahl & Sliter PLLC to serve as the Company's independent accountants for the current fiscal year. A majority vote is required for ratification. If the shareholders do not ratify the selection of Jordahl & Sliter PLLC, it will not preclude the Board of Directors from retaining them to serve as the Company's independent accountants for the current fiscal year. A representative of Jordahl & Sliter PLLC will be present at the annual meeting and will have an opportunity to make a statement if he or she desires, and to respond to appropriate questions.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF JORDAHL & SLITER PLLC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2000.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or refrain from voting in their discretion.


                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended May 31, 1999, including audited financial statements, is being distributed with this Proxy Statement. Shareholders not receiving a copy of the 1999 Annual Report may obtain one by writing or calling Sandra Unger, Secretary of Winter Sports, Inc.,
P. O. Box 1400, Whitefish, MT 59937.  Telephone (406) 862-1900.


                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders wishing to submit proposals for inclusion in the Company's Proxy Statement for the 2000 annual meeting of shareholders must submit such proposals so as to be received by the Company at Big Mountain Ski Resort, P. O. Box 1400, Whitefish, Montana 59937, on or before May 1, 2000.


                          PROXY SOLICITATION EXPENSES

     The cost of soliciting proxies, including the cost of preparing and mailing proxy materials, will be borne by the Company. The solicitation of the proxies will be made by mail, and may be made by the officers, directors or other employees of the Company without special compensation. Brokers, custodian and other similar persons will be reimbursed for reasonable expenses incurred in sending proxy materials to beneficial owners of the Company's common stock.

                                    GENERAL

     It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting. Whether or not you contemplate attending the meeting in person, we urge you to sign, date and mail the accompanying proxy AT YOUR EARLIEST CONVENIENCE. If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.

                                      By order of the Board of Directors


Dated at Whitefish, Montana           /s/  Sandra K. Unger
September 14, 1999
                                      Sandra K. Unger
                                      Corporate Secretary



                              WINTER SPORTS, INC.
                                P. O. BOX 1400
                            WHITEFISH, MONTANA 59937

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint Darrel R. (Bill) Martin, Calvin S. Robinson and Brian T. (Tim) Grattan, and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of Winter Sports, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held October 12, 1999, and at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

1.   Election of Directors (check only one box):

     [  ] FOR ALL NOMINEES listed below

     [  ] WITHHOLD VOTES FROM ALL NOMINEES

     [ ] WITHHOLD VOTES FROM ONE OR MORE INDIVIDUAL NOMINEES. Cross out or strike out the name(s) of the nominee(s) you do not want to vote for. Your votes will be evenly distributed among the other nominees.

NOMINEES:
--------

   Charles R. Abell            Brian T. (Tim) Grattan   Dennis L. Green
   Charles P. Grenier          Jerry J. James           Michael T. Jenson
   Darrel R. (Bill) Martin     Michael J. Muldown       Calvin S. Robinson

If no specification is made, a vote for all nominees will be entered and will be evenly distributed among such nominees. IF YOU WISH TO CAST OR ACCUMULATE YOUR VOTES IN A MANNER NOT PROVIDED FOR ON THIS PROXY, YOU MUST ATTEND THE MEETING IN PERSON OR APPOINT SOME OTHER PERSON TO ACT AS YOUR PROXY BY USE OF A WRITTEN PROXY OTHER THAN THIS PROXY.

2. To ratify the selection of Jordahl & Sliter PLLC as independent accountants.

     [  ]  FOR         [  ]  AGAINST       [  ]  ABSTAIN

4. At their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

     The undersigned ratifies all that said proxies or their substitutes may lawfully do by virtue thereof. The undersigned hereby revokes any proxy or proxies heretofore given for such shares.

                                   Date:                        , 1999
                                        ========================

                                   Signature
                                   Signature if held jointly

IMPORTANT: Please date and sign your name exactly as it appears on this Proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.

             PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY